As filed with the Securities and Exchange Commission on May 10,2005
                                   Registration No. 333- ________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         Johnson & Johnson
     (Exact Name of Registrant as Specified in Its Charter)

                 New Jersey                       22-102420
       (State or Other Jurisdiction of         (I.R.S. Employer
       Incorporation or Organization)        Identification No.)

         One Johnson & Johnson Plaza
          New Brunswick, New Jersey                 08933
       (Address of Principal Executive            (Zip Code)
                  Offices)

         Johnson & Johnson 2005 Long-Term Incentive Plan
                    (Full Title of the Plan)

                  Thomas J. Spellman III, Esq.
                   One Johnson & Johnson Plaza
                  New Brunswick, New Jersey  08933
             (Name and Address of Agent For Service)
                        (732) 524-2455
  (Telephone Number, Including Area Code, of Agent For Service)

                 CALCULATION OF REGISTRATION FEE

    Title of       Amount to be    Proposed    Proposed      Amount of
    Securities     Registered (1)   Maximum     Maximum      Registration
    to be                           Offering    Aggregate    Fee (3)
    Registered                      Price Per   Offering
                                    Share (2)   Price

    Common Stock,   135,000,000     $67.95    $9,173,250,000  $1,079,691.53
    par value       shares
    $1.00 per share

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to terms of the 2005 Long-Term Incentive Plan providing for an increase in the amount of shares of Common Stock to be issued thereunder (without the receipt of consideration) to prevent dilution resulting from stock dividends, stock splits, recapitalizations or any other similar transaction effected by the Registrant.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The offering price per share is based on the average of the high ($68.25) and the low ($67.65) prices per share on May 4, 2005 based on composite trading data published in The Wall Street Journal.

(3)  Amount of the Registration Fee was calculated pursuant to
     Section 6(b) of the Securities Act, and was determined by multiplying the proposed maximum aggregate offering price by 0.0001177.

                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

     Item 2.   Registrant Information and Employee Plan Annual
Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission ("the Commission") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended January
2, 2005.

     (b) Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2005.

     (c) The description of the Common Stock of the Registrant set forth in the Registrant's Registration Statement on Form S-3 filed on August 7, 2001, as amended (Registration No. 333-67020).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("the Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities.

     Not applicable.

     Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.   Indemnification of Directors and Officers.

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions
(a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors or officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under the By-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The foregoing summary is subject to the full provisions of the NJBCA and the Registrant's Restated Certificate of Incorporation and By-laws.

     Item 7.   Exemption from Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

     See Exhibits Index.

     Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on this 10th day of May, 2005.

                              JOHNSON & JOHNSON

                              By:  /s/ T. J. Spellman III
                                   T. J. Spellman III,
                                   Senior Counsel and
                                   Assistant Secretary

                POWER OF ATTORNEY AND SIGNATURES

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. H. Ullmann and T. J. Spellman III, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may all fully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.



        Signature                   Title             Date


/s/ W.C. Weldon            Chairman, Board of        April 28,
W.C. Weldon                Directors and Chief       2005
                           Executive Officer, and
                           Director
                           (Principal Executive
                           Officer)


/s/ R.J. Darretta          Vice Chairman, Board of   April 28,
R.J. Darretta              Directors; Chief          2005
                           Financial Officer, and
                           Director (Principal
                           Financial Officer)


/s/ S.J. Cosgrove          Controller                April 28,
S. J. Cosgrove             (Principal Accounting     2005
                           Officer)


/s/ M.S. Coleman           Director                  April 28,
M.S. Coleman                                         2005


/s/ J.G. Cullen            Director                  April 28,
J.G. Cullen                                          2005


/s/ M.M.E. Johns           Director                  April 28,
M.M.E. Johns                                         2005


/s/ A.D. Jordan            Director                  April 28,
A.D. Jordan                                          2005


/s/ A.G. Langbo            Director                  April 28,
A.G. Langbo                                          2005


/s/ S.L. Lindquist         Director                  April 28,
S.L. Lindquist                                       2005


/s/ L.F. Mullin            Director                  April 28,
L.F. Mullin                                          2005


/s/ C.A. Poon              Vice Chairman, Board of   April 28,
C.A. Poon                  Directors and Director    2005


/s/ S.S Reinemund          Director                  April 28,
S.S Reinemund                                        2005


/s/ D. Satcher             Director                  April 28,
D. Satcher                                           2005





                        INDEX TO EXHIBITS

Number         Description

4              Johnson & Johnson 2005 Long-Term Incentive
               Plan.

23             Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included on the signature pages of this Registration Statement).